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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 and related Prospectus of CompUSA Inc. for the registration of 16,788,736 shares of its common stock pertaining to the CompUSA Inc. Long-Term Incentive Plan and to the incorporation by reference therein of our report dated August 14, 1996, with respect to the consolidated financial statements of CompUSA Inc. included in its Annual Report on Form 10-K for the year ended June 29, 1996, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

                                                               ERNST & YOUNG LLP



Dallas, Texas
December 12, 1996